Exhibit 10.20

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of March 12, 2006, but effective as of February 21, 2006, is by and among MARLIN ENERGY, L.L.C., a Delaware limited liability company (“Seller”), ENERGY XXI GULF COAST, INC., a Delaware corporation (“Buyer”) and ENERGY XXI (US HOLDINGS) LIMITED, a company incorporated in Bermuda (“Holdings”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement referred to below.

WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated as of February 21, 2006 (as amended, including pursuant to the Joinder and Amendment described below, and as in effect from time to time, the “Purchase and Sale Agreement”), pursuant to which, among other things, Seller has agreed to sell, and Buyer has agreed to purchase, all of the membership interests of each of Marlin Energy Offshore, L.L.C. and Marlin Texas GP, L.L.C. and all of the limited partner interests of Marlin Texas, L.P., all upon the terms and conditions set forth therein;

WHEREAS, pursuant to a Joinder and Amendment to Purchase and Sale Agreement dated March 2, 2006, Holdings was joined to the Purchase Agreement as a Joining Affiliate (as defined in the Purchase and Sale Agreement); and

WHEREAS, one of Buyer’s conditions to closing of the transaction contemplated by the Purchase and Sale Agreement was incorrectly reflected in the Purchase and Sale Agreement; and

WHEREAS, the parties hereto desire to amend the Purchase and Sale Agreement to correctly reflect such condition to the closing of such transaction; and

NOW THEREFORE, in consideration of the premises, the mutual benefits to be derived from the Purchase and Sale Agreement and other good and valuable consideration, the parties hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Purchase and Sale Agreement.

2. Replacement of Closing Condition. Section 10.06 of the Purchase and Sale Agreement is hereby deleted in its entirety and the following new Section 10.06 shall be substituted in lieu thereof.

“Section 10.06 Shareholder Approval. Buyer’s Parent shall have obtained the approval of its shareholders of the transactions contemplated hereby and of the release of funds held in trust to be paid toward the Purchase Price at Closing, and the shares of Buyer Parent, shall have been readmitted for trading on the AIM (being a market operated by the London Stock Exchange plc).”

3. References. All references to the “Agreement” in the Purchase and Sale Agreement or to the Purchase and Sale Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Purchase and Sale Agreement as amended hereby.

4. Ratification. The parties hereto ratify and confirm the Purchase and Sale Agreement, as amended hereby.

5. Governing Law. This Agreement, the other documents delivered pursuant hereto, and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

6. Counterparts. This Amendment may be executed in one or more counterparts each of which will be deemed an original, but all of which together will be considered one and the same agreement, and will become effective when signed by each of the parties and delivered to each party. This Amendment may be executed by any party by facsimile.

Executed effective as of date set forth above.

ENERGY XXI (US HOLDINGS) LIMITED, as Joining Affiliate

By:	/s/ John D. Schiller Jr.
Name: John D. Schiller Jr. Title: Chairman and CEO

MARLIN ENERGY, L.L.C., as Seller

By:	/s/ Randy E. Wheeler
Name: Randy E. Wheeler Title: Vice President, Land

ENERGY XXI GULF COAST, INC., as Buyer

By:	/s/ John D. Schiller Jr.
Name: John D. Schiller Jr. Title: Chairman and CEO